EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-168976 on Form S-1, No. 333-152969 on Form S-3 and Nos. 333-58199, 333-35758, 333-75594, 333-115622, 333-135907, 333-161448, and 333-166892 on Form S-8 of Consumer Portfolio Services, Inc. of our report dated March 5, 2012, relating to the financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Costa Mesa, California
March 5, 2012